Exhibit 99.1

Amber Road Announces Second Quarter 2017 Financial Results

EAST RUTHERFORD, N.J.--(BUSINESS WIRE)--August 3, 2017--Amber Road, Inc. (NYSE: AMBR), a leading provider of global trade management (GTM) solutions, today announced its financial results for the second quarter ended June 30, 2017.

Jim Preuninger, Chief Executive Officer of Amber Road, stated, “We are pleased with the results and the momentum we are achieving in the subscription portion of our business, new bookings being written globally, and the pipeline development for very large opportunities. Much of our success is derived from an expanding software and trade content footprint that allows us to compete for larger deals. We are gaining efficiencies through our Quick Start programs and other means to implement customers much faster and at a lower cost, and we are focused on translating these savings into expanded subscription revenue over time. Due to these efforts, combined with the timing of some project kick-offs, we now expect our services revenue growth to be in the low single digit range for 2017. Because we can effectively manage the business for both subscription growth and profit, we are raising our bottom line guidance for the full year.”

Second Quarter 2017 Financial Highlights

Revenue

  Total revenue was $19.7 million, an increase compared to $18.1 million for the comparable period of 2016.
  Subscription revenue was $14.7 million, an increase compared to $12.8 million for the comparable period of 2016.
  Professional services revenue was $5.0 million compared to $5.3 million for the comparable period of 2016.

Operating Loss

  GAAP operating loss was $(3.7) million, compared to $(4.4) million for the comparable period of 2016.
  Non-GAAP adjusted operating loss(1) was $(2.5) million, compared to $(2.7) million for the comparable period of 2016.

Net Loss

  GAAP net loss was $(4.5) million, compared to $(4.7) million for the comparable period of 2016.
  GAAP basic and diluted net loss per common share was $(0.16), compared to $(0.18) for the comparable period of 2016, based on 27.4 million and 26.6 million basic and diluted weighted average common shares outstanding, respectively.
  Non-GAAP adjusted net loss(1) was $(3.3) million, compared to $(3.0) million for the comparable period of 2016.
  Non-GAAP adjusted net loss per common share was $(0.12), compared to $(0.11) for the comparable period of 2016, based on 27.4 million and 26.6 million basic and diluted weighted average common shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $(1.0) million for the three months ended June 30, 2017 and $(1.1) million for the comparable period of 2016.

Balance Sheet and Cash Flow

  Cash and cash equivalents at June 30, 2017 totaled $11.1 million, compared to $15.4 million at December 31, 2016.
  Cash used in operating activities was $(1.1) million for the six months ended June 30, 2017, compared to cash provided by operating activities of $0.6 million for the six months ended June 30, 2016.

A reconciliation of GAAP operating loss and net loss to Non-GAAP adjusted operating loss and net loss, of GAAP net loss to Adjusted EBITDA and of GAAP total revenue to Non-GAAP total revenue has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2017 Business Highlights

  Announced that the Renault-Nissan Alliance is partnering with Amber Road to help it optimize its European preferential trade processes. The Alliance will use Amber Road’s Trade Automation solution to ensure compliance with free trade agreements and maximize its utilization of preferential duties.
  Significantly increased the global coverage of the Free Trade Agreement (FTA) Management solution, with the addition of 89 global trade agreements, bringing the total to over 120. FTA identification and qualification in Amber Road’s solution is powered by its Global Knowledge® database of global trade content, which contains the rules of origin, product classifications, and duties and taxes for the major trade agreements.
  Added advanced Politically Exposed Persons (PEPs) lists to its Global Knowledge® database. In addition to being the industry’s most comprehensive database of government regulations and international business rules, Amber Road’s Global Knowledge helps automate Restricted Party Screening (RPS) processes to quickly vet customers, suppliers and other trading partners against 570+ restricted party lists sourced from government institutions worldwide.

Business Outlook

Based on information available as of August 3, 2017, Amber Road is issuing guidance for the third quarter and full year 2017. Refer to the reconciliation of GAAP guidance to non-GAAP guidance tables at the end of this release for details on non-GAAP adjustments.

Third Quarter 2017:

  Total revenue is expected to be in the range of $20.0 million to $20.6 million.
  Non-GAAP adjusted operating loss(1) is expected to be in the range of $(2.3) million to $(1.7) million.
  Non-GAAP adjusted net loss per common share is expected to be in the range of $(0.10) to $(0.08). This assumes 28.0 million basic and diluted shares outstanding.

Full Year 2017:

  Total revenue is expected to be in the range of $79.0 million to $81.0 million.
  Non-GAAP adjusted operating loss(1) is expected to be in the range of $(8.8) million to $(6.8) million.
  Non-GAAP adjusted net loss per common share is expected to be in the range of $(0.39) to $(0.32). This assumes 28.3 million basic and diluted shares outstanding.

Endnotes:

(1) For 2017, non-GAAP adjusted operating loss and adjusted net loss excludes stock-based compensation and change in fair value of contingent consideration liability. For 2016, non-GAAP adjusted operating loss and adjusted net loss excludes stock-based compensation, change in fair value of contingent consideration liability, purchase accounting deferred revenue adjustment, acquisition compensation costs and acquisition related costs.

Conference Call Information

Amber Road will host a conference call on Thursday, August 3, 2017 at 5:00 p.m. Eastern Time (ET) to discuss the Company’s second quarter financial results and its business outlook. To access this call, dial (888)-244-2417 (domestic) or (719) 325-4845 (international). The conference ID is 8183654. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available until August 10, 2017 at (844)-512-2921 (domestic) or (412)-317-6671 (international). The replay pass code is 8183654. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to dramatically transform the way companies conduct global trade. As a leading provider of cloud-based global trade management (GTM) software, trade content and training, we help companies all over the world create value through their global supply chain by improving margins, achieving greater agility and lowering risk. We do this by creating a digital model of the global supply chain that enables collaboration between buyers, sellers and logistics companies. We replace manual and outdated processes with comprehensive automation for global trade activities, including sourcing, supplier management, production tracking, transportation management, supply chain visibility, import and export compliance, and duty management. We provide rich data analytics to uncover areas for optimization and deliver a platform that is responsive and flexible to adapt to the ever-changing nature of global trade.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Amber Road has provided non-GAAP financial measures and non-GAAP guidance within this press release including non-GAAP adjusted operating and net loss, adjusted EBITDA and non-GAAP total revenue, financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. Provided below is a reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, net loss to adjusted EBITDA and GAAP total revenue to Non-GAAP total revenue. EBITDA consists of net loss plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA consists of EBITDA plus stock-based compensation, changes in the fair value of contingent consideration liability, purchase accounting adjustment to deferred revenue, acquisition compensation costs and acquisition related costs. Non-GAAP total revenue is defined as GAAP total revenue before purchase accounting adjustments as a result of an acquisition. Amber Road has included these non-GAAP measures in this press release because it assists in comparing performance on a consistent basis across reporting periods, as it removes from operating results the impact of the Company’s capital structure. Amber Road believes these non-GAAP measures are useful to an investor in evaluating its operating performance because they are often used by the financial community to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of its capital structure and the method by which assets were acquired.

Amber Road’s use of these non-GAAP measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and these non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  these non-GAAP measures do not reflect changes in, or cash requirements for, working capital needs;
  these non-GAAP measures do not reflect the potentially dilutive impact of equity-based compensation;
  these non-GAAP measures do not reflect interest or tax payments that may represent a reduction in cash available; and
  other companies, including companies in Amber Road’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider these non-GAAP measures together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and other GAAP results. A reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and adjusted EBITDA, and GAAP total revenue to non-GAAP total revenue, has been provided in the financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only our current expectations and beliefs, and therefore, contain risks and uncertainties about future events or our future financial performance, including, but not limited to, achieving revenue from bookings, closing business from the sales pipeline, new customer deployments and maintaining these relationships, the ability to reduce operating losses and use of cash, and attaining profitability. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our annual, periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$11,082,872	$15,408,133
Accounts receivable, net	13,744,687	19,661,156
Unbilled receivables	961,844	314,328
Deferred commissions	4,349,955	4,420,632
Prepaid expenses and other current assets	1,738,192	1,719,612
Total current assets	31,877,550	41,523,861
Property and equipment, net	9,856,574	9,978,255
Goodwill	43,788,695	43,907,017
Other intangibles, net	5,527,393	6,148,820
Deferred commissions	7,312,227	8,046,664
Deposits and other assets	1,141,314	884,471
Total assets	$99,503,753	$110,489,088
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,289,869	$2,724,591
Accrued expenses	8,659,207	14,127,304
Current portion of capital lease obligations	1,286,365	1,155,964
Deferred revenue	35,834,778	34,464,264
Current portion of term loan, net of discount	714,391	593,336
Total current liabilities	48,784,610	53,065,459
Capital lease obligations, less current portion	1,684,668	1,276,700
Deferred revenue, less current portion	2,025,985	2,135,620
Term loan, net of discount, less current portion	13,196,587	13,614,514
Revolving credit facility	6,250,000	6,000,000
Other noncurrent liabilities	1,643,114	1,825,317
Total liabilities	73,584,964	77,917,610
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; issued and outstanding 27,157,250 and 26,926,268 shares at June 30, 2017 and December 31, 2016, respectively	27,157	26,926
Additional paid-in capital	191,364,311	188,811,896
Accumulated other comprehensive loss	(1,611,460)	(1,336,792)
Accumulated deficit	(163,861,219)	(154,930,552)
Total stockholders’ equity	25,918,789	32,571,478
Total liabilities and stockholders’ equity	$99,503,753	$110,489,088

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Subscription	$14,686,744	$12,840,208	$28,588,052	$25,279,192
Professional services	4,988,541	5,298,732	9,641,789	9,824,420
Total revenue	19,675,285	18,138,940	38,229,841	35,103,612
Cost of revenue (1):
Cost of subscription revenue	5,783,131	4,973,849	11,163,159	10,023,724
Cost of professional services revenue	4,126,958	4,058,867	8,148,704	8,026,568
Total cost of revenue	9,910,089	9,032,716	19,311,863	18,050,292
Gross profit	9,765,196	9,106,224	18,917,978	17,053,320
Operating expenses (1):
Sales and marketing	5,688,937	5,985,149	11,492,323	11,480,690
Research and development	3,835,729	3,999,649	7,371,144	7,887,645
General and administrative	3,923,928	3,547,907	7,730,635	7,546,543
Total operating expenses	13,448,594	13,532,705	26,594,102	26,914,878
Loss from operations	(3,683,398)	(4,426,481)	(7,676,124)	(9,861,558)
Interest income	521	29,420	1,326	51,048
Interest expense	(244,183)	(221,793)	(479,351)	(422,173)
Loss before income taxes	(3,927,060)	(4,618,854)	(8,154,149)	(10,232,683)
Income tax expense	590,411	121,531	776,518	193,885
Net loss	$(4,517,471)	$(4,740,385)	$(8,930,667)	$(10,426,568)

Net loss per common share:
Basic and diluted	$(0.16)	$(0.18)	$(0.33)	$(0.39)
Weighted-average common shares outstanding:
Basic and diluted	27,418,487	26,576,290	27,329,183	26,508,316

(1) Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of subscription revenue	$174,660	$211,238	$377,932	$418,949
Cost of professional services revenue	132,008	127,521	251,772	249,213
Sales and marketing	248,682	234,489	459,400	436,733
Research and development	302,222	276,541	585,860	542,556
General and administrative	371,091	553,925	779,334	1,104,784
	$1,228,663	$1,403,714	$2,454,298	$2,752,235

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(8,930,667)	$(10,426,568)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,008,155	3,334,061
Bad debt expense	478,519	173,426
Stock-based compensation	2,454,298	2,752,235
Acquisition related deferred compensation	—	567,954
Changes in fair value of contingent consideration liability	18,525	469
Accretion of debt discount	20,079	31,457
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	4,802,249	5,037,522
Prepaid expenses and other assets	737,378	(675,686)
Accounts payable	(515,904)	(115,646)
Accrued expenses	(1,867,288)	779,676
Settlement of contingent accrued compensation related to former ecVision founder	(2,366,469)	—
Other liabilities	(184,101)	(1,966,098)
Deferred revenue	1,256,536	1,140,974
Net cash (used in) provided by operating activities	(1,088,690)	633,776
Cash flows from investing activities:
Capital expenditures	(55,579)	(92,097)
Addition of capitalized software development costs	(839,409)	(1,403,920)
Addition of intangible assets	—	(275,000)
Cash paid for deposits	(169,140)	(139,118)
Decrease (increase) in restricted cash	(259)	113,094
Net cash used in investing activities	(1,064,387)	(1,797,041)
Cash flows from financing activities:
Proceeds from revolving line of credit	12,250,000	8,750,000
Payments on revolving line of credit	(12,000,000)	(8,250,000)
Payments on term loan	(281,250)	(187,500)
Debt financing costs	(35,701)	—
Repayments on capital lease obligations	(845,967)	(809,182)
Proceeds from the exercise of stock options	98,348	398,381
Contingent consideration related to ecVision acquisition	(1,308,531)	—
Net cash used in financing activities	(2,123,101)	(98,301)
Effect of exchange rate on cash and cash equivalents	(49,083)	(487,667)
Net decrease in cash and cash equivalents	(4,325,261)	(1,749,233)
Cash and cash equivalents at beginning of period	15,408,133	17,854,523
Cash and cash equivalents at end of period	$11,082,872	$16,105,290

Supplemental disclosures of cash flow information:
Cash paid for interest	$453,666	$390,716
Non-cash property and equipment acquired under capital lease	1,384,336	—
Non-cash property and equipment purchases in accounts payable	11,603	16,691

Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(4,517,471)	$(4,740,385)	$(8,930,667)	$(10,426,568)
Depreciation and amortization expense	1,454,941	1,650,899	3,008,155	3,334,061
Interest expense	244,183	221,793	479,351	422,173
Interest income	(521)	(29,420)	(1,326)	(51,048)
Income tax expense	590,411	121,531	776,518	193,885
EBITDA	(2,228,457)	(2,775,582)	(4,667,969)	(6,527,497)
Stock-based compensation	1,228,663	1,403,714	2,454,298	2,752,235
Change in fair value of contingent consideration liability	—	20,469	18,525	469
Purchase accounting deferred revenue adjustment	—	—	—	69,095
Acquisition compensation costs	—	283,977	—	567,954
Acquisition related costs	—	—	—	5,420
Adjusted EBITDA	$(999,794)	$(1,067,422)	$(2,195,146)	$(3,132,324)
Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(4,517,471)	$(4,740,385)	$(8,930,667)	$(10,426,568)
Stock-based compensation	1,228,663	1,403,714	2,454,298	2,752,235
Change in fair value of contingent consideration liability	—	20,469	18,525	469
Purchase accounting deferred revenue adjustment	—	—	—	69,095
Acquisition compensation costs	—	283,977	—	567,954
Acquisition related costs	—	—	—	5,420
Non-GAAP adjusted net loss	$(3,288,808)	$(3,032,225)	$(6,457,844)	$(7,031,395)

Adjusted non-GAAP net loss per common share:
Basic and diluted	$(0.12)	$(0.11)	$(0.24)	$(0.27)

Weighted-average common shares outstanding:
GAAP weighted average number of common shares outstanding - basic and diluted	27,418,487	26,576,290	27,329,183	26,508,316
Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Loss from operations	$(3,683,398)	$(4,426,481)	$(7,676,124)	$(9,861,558)
Stock-based compensation	1,228,663	1,403,714	2,454,298	2,752,235
Change in fair value of contingent consideration liability	—	20,469	18,525	469
Purchase accounting deferred revenue adjustment	—	—	—	69,095
Acquisition compensation costs	—	283,977	—	567,954
Acquisition related costs	—	—	—	5,420
Non-GAAP adjusted loss from operations	$(2,454,735)	$(2,718,321)	$(5,203,301)	$(6,466,385)

Based on information available as of August 3, 2017, the following tables show 2017 GAAP guidance reconciled to non-GAAP guidance for the third quarter and full year 2017 as indicated below (numbers in millions, except per share data):

Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations Guidance
(Unaudited)

	Third Quarter 2017		Full Year 2017
	Low	High	Low	High
Loss from operations	$(3.8)	$(3.2)	$(14.1)	$(12.1)
Stock-based compensation	1.5	1.5	5.3	5.3
Non-GAAP adjusted loss from operations	$(2.3)	$(1.7)	$(8.8)	$(6.8)

Reconciliation of Net Loss per Share to Non-GAAP Adjusted Net Loss per Share Guidance (1)
(Unaudited)

	Third Quarter 2017		Full Year 2017
	Low	High	Low	High
Net loss per share, basic and diluted	$(0.15)	$(0.13)	$(0.58)	$(0.51)
Stock-based compensation	0.05	0.05	0.19	0.19
Non-GAAP adjusted net loss per share, basic and diluted	$(0.10)	$(0.08)	$(0.39)	$(0.32)

(1) This assumes weighted average shares outstanding - basic and diluted	28.0	28.0	28.3	28.3

CONTACT:
Investor Relations Contact
ICR
Staci Mortenson, 201-806-3663
InvestorRelations@AmberRoad.com
or
Amber Road Contacts
Annika Helmrich (US & Canada), +1 201-806-3656
AnnikaHelmrich@AmberRoad.com
or
Martijn van Gils (Europe & Asia), +31 858769534
MartijnvanGils@AmberRoad.com